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                                    GUARANTY


         GUARANTY, dated as of October 2, 1992, by XTRA CORPORATION (the "Guarantor"), in favor of the Banks (as defined in the Credit Agreement referred to below). In consideration of the Banks giving, in their discretion, time, credit or banking facilities or accommodations to XTRA, Inc. and its successors (the "Company"), the Guarantor agrees as follows:

         1. GUARANTY OF PAYMENT AND PERFORMANCE. The Guarantor hereby irrevocably, absolutely and unconditionally guarantees to the Banks the full and punctual payment when due (whether at maturity, by acceleration or otherwise), and the performance, of all liabilities, agreements and other obligations of the Company to the Banks, whether direct or indirect, absolute or contingent, due or to become due, secured or unsecured, now existing or hereafter arising under the Revolving Credit and Term Loan Agreement (as the same may be amended or modified from time to time, the "Credit Agreement") dated as of October 2, 1992 among the Company, the Bank, such other banks as may become parties thereto from time to time, and First Union National Bank of North Carolina, as agent, and the Notes (the "Obligations"). Capitalized terms used herein without definition which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement. This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that any Bank first attempt to collect any of the Obligations from the Company or resort to any security or other means of obtaining payment of the Obligations which the Banks may now have or may acquire after the date hereof, or upon any other contingency whatsoever. Should the Company default in the full and punctual payment or performance of any of the Obligations, the liabilities and obligations of the Guarantor hereunder shall become immediately due and payable to the Banks, without demand or notice of any nature, all of which are expressly waived by the Guarantor. Payments by the Guarantor hereunder may be required by the Banks on any number of occasions.

         2. GUARANTOR'S AGREEMENT TO PAY. The Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to the Agent for the benefit of, on demand, all costs and expenses (including court costs and legal fees and expenses) incurred or expended by the Banks in connection with the Obligations, this Guaranty and the enforcement thereof.

         3. LIMITED GUARANTY. The liability of the Guarantor shall be limited to the Obligations and the obligations of the Guarantor set forth in
Section 2 hereof.





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         4.      WAIVERS BY GUARANTOR; BANKS' FREEDOM TO ACT.  The Guarantor
agrees that the Obligations will be paid and performed strictly in accordance with their respective terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Bank with respect thereto. The Guarantor waives, to maximum extent permitted by law, presentment, demand, protest, notice of acceptance, notice of Obligations incurred, notice of default or nonpayment, notice of dishonor and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law, or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Company, and all suretyship defenses generally. Without limiting the generality of the foregoing, the Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Obligation and agrees, to the maximum extent permitted by law, that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of any Bank to assert any claim or demand or to enforce any right or remedy against the Company; (ii) any extensions or renewals of any Obligation; (iii) any rescissions, waivers, amendments or modifications of any of the terms or provisions of any agreement or instrument evidencing, securing or otherwise executed in connection with any Obligation; (iv) the substitution or release of any entity primarily or secondarily liable for any Obligation; (v) the adequacy of any rights any Bank may have against any collateral or other means of obtaining repayment of the Obligations; (vi) the impairment of any collateral securing the Obligations, including without limitation the failure to perfect or preserve any rights any Bank might have in such collateral or the substitution, exchange, surrender, release, loss or destruction of any such collateral; or (vii) to the fullest extent permitted by applicable law, any other act or omission which might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a release or discharge of the Guarantor, all of which may be done without notice to the Guarantor.

         5. UNENFORCEABILITY OF OBLIGATIONS AGAINST COMPANY. If for any reason the Company has no legal existence or is under no legal obligation to discharge any of the Obligations undertaken or purported to be undertaken by it or on its behalf, or if any of the Obligations have become irrecoverable from the Company by operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times had been the principal obligor on all such Obligations. In the event that acceleration of the time for payment of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Company, or for any other reason, all such amounts otherwise subject to acceleration under the terms of any agreement or instrument evidencing, securing or


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otherwise executed in connection with any Obligation shall be immediately due and payable by the Guarantor.

         6. WAIVER OF SUBROGATION; SUBORDINATION. Notwithstanding any other provision of this Guaranty, the Guarantor hereby forever waives all rights of subrogation against the Company arising as a result of payment by the Guarantor hereunder and will not prove any claim in competition with any Bank in respect of any payment hereunder in bankruptcy or insolvency proceedings of any nature. The Guarantor hereby acknowledges that the waiver contained in the preceding sentence (the "Subrogation Waiver") is given as an inducement to the Banks to consummate the transactions contemplated by the Credit Agreement and any other agreement referred to therein and, in consideration of the willingness of the Bank to consummate said transactions, the Guarantor agrees that it shall not in any way amend or modify the Subrogation Waiver without the prior written consent of the Banks. The Guarantor further acknowledges that the Subrogation Waiver is made for the benefit of any and all creditors of the Company, whether existing on the date hereof or thereafter arising, whether the claim of any such creditor against the Company is direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise. This Subrogation Waiver and the provisions of this section shall survive the expiration or termination of the Credit Agreement, this Guaranty and the other Loan Documents. The Guarantor will not claim any set-off or counterclaim against the Company in respect of any liability of the Guarantor to the Company; the Guarantor will not claim any set- off or counterclaim (other than any compulsory counterclaim) against any Bank in any proceeding or action to enforce this Guaranty; and the Guarantor waives any benefit of and any right to participate in any collateral which may be held by any Bank. The payment of any amounts due with respect to any indebtedness of the Company now or hereafter held by the Guarantor is hereby subordinated to the prior payment in full of the Obligations. The Guarantor agrees that after the occurrence of any Event of Default in the payment or performance of the Obligations, the Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of the Company to the Guarantor. If, notwithstanding the foregoing sentence, the Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness, such amount shall be collected, enforced and received by the Guarantor as trustee for the Banks and be paid over to the Agent on account of the Obligations without affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

         7. SETOFF. Each Bank is hereby authorized at any time and from time to time, without notice to the Guarantor (any such notice being expressly waived by the Guarantor) and to the fullest extent permitted by law, to set off and apply such



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deposits and other sums against the obligations of the Guarantor under this
Guaranty.

         8. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Guarantor hereby represents, warrants, and covenants to and with the Bank that:

                 8.1      (A)     CORPORATE STATUS.  The Guarantor is a
corporation duly formed, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to own its property, conduct its business as now being conducted and to make and perform this Guaranty and the transactions contemplated hereby, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where the nature and extent of the business conducted by it, or property owned by it, and applicable law required such qualification, except where the failure to so qualify would not have a material adverse effect on the Guarantor and its Subsidiaries, taken as a whole.

                          (B)     AUTHORIZATION.  The execution, delivery and
performance of this Guaranty by the Guarantor have been duly authorized by all necessary corporate action and will not violate any provision of law or any order of any court or governmental agency or the charter, or other incorporation papers or bylaws (or the equivalent thereof) of the Guarantor or conflict with, or result in a breach of, or constitute (with or without notice or lapse of time or both) a default under, or result in the creation of any security interest, lien, charge or encumbrance upon any property or assets of the Guarantor pursuant to any agreement, indenture or other instrument to which it is a party or by which it may be bound which would have a material adverse effect upon the financial condition or operations of the Guarantor and its Subsidiaries, taken as a whole.

                          (C)     LITIGATION.  Except as disclosed to the Banks
in writing prior to the execution hereof, no action, suit, investigation or proceeding is pending or known to be threatened against or affecting the Guarantor which, if adversely determined, would have a material adverse effect upon the financial condition or operations of the Guarantor and its Subsidiaries, taken as a whole.

                          (D)     ABSENCE OF DEFAULT.  The Guarantor is not in
default under any provision of its charter, or other incorporation papers, bylaw (or the equivalent thereof) or stock provisions or any amendment of any thereof, or any provision of law, or of any agreement, note, indenture or other instrument to which it is a party or by which it or any of its property is bound, or of any order of any court or public body or authority by which it or any of its property is bound, which would have a material adverse effect upon the financial condition or


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operations of the Guarantor and its Subsidiaries, taken as a whole.

                          (E)     NO CONSENTS REQUIRED.  No license, consent or
approval of or filing with any governmental body or other regulatory authority is required for the making and performance of this Guaranty by the Guarantor or any instrument or transaction contemplated herein. The Guarantor holds all certificates and authorizations of all governmental agencies and authorities required by law to governmental agencies and authorities required by law to enable it to engage in the business currently transacted by it, except where the failure to obtain such certificates and authorization would not have a material adverse effect upon the financial condition or operations of the Guarantor and its Subsidiaries, taken as a whole.

                          (F)     ENFORCEABILITY.  This Guaranty is the valid
and legally binding obligation of the Guarantor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights.

                          (G)     SURVIVAL OF REPRESENTATIONS AND WARRANTIES.
All representations and warranties of the Guarantor made herein shall survive until payment in full of all of the Obligations.

                 8.2. CERTAIN NEGATIVE COVENANTS. The Guarantor covenants and agrees that, until all of the Obligations have been paid and satisfied in full, the following covenants shall be complied with:

                          (a)     The Guarantor shall not create or suffer to
exist any mortgage, pledge, deed of trust or security interest on the capital stock (or any indebtedness convertible in capital stock) of any of its Subsidiaries.

                          (b)     The Guarantor shall not permit the ratio of
Consolidated Liabilities of the Guarantor and its Subsidiaries to Consolidated Net Worth of the Guarantor and its Subsidiaries to exceed 3.5 to 1 as of the end of any fiscal quarter.

         9. TERMINATION; REINSTATEMENT. The obligations of the Guarantor under this Guaranty shall remain in full force and effect until all of the Obligations have been indefeasibly satisfied. This Guaranty shall continue to be effective or be reinstated, if at any time any payment made or value received with respect to an Obligation is rescinded or must otherwise be returned by any Bank upon the insolvency, bankruptcy or reorganization of the Company, or otherwise, all as though such payment had not been made or value received.


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         10.     SUCCESSORS AND ASSIGNS.  The obligations represented by this
Guaranty may not be assigned or delegated by the Guarantor without the prior written consent of the Banks. This Guaranty shall be binding upon the Guarantor, its permitted successors and assigns, and shall inure to the benefit of and be enforceable by each Bank and its successors, transferees and assigns. Without limiting the generality of the foregoing sentence, each Bank may assign or otherwise transfer this Guaranty and/or any agreement or any note held by it evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other person or entity and such other person or entity shall thereupon become vested to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to such Bank herein.

         11. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall be effective unless made in writing and the same shall be signed by the Agent. No failure on the part of any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

         12. NOTICES. All notices and other communications called for hereunder shall be made in accordance with Section 24 of the Credit Agreement (and shall be deemed to be effective at the times provided therein), addressed as follows: if to the Guarantor, at the address set forth beneath the appropriate signature line hereto, and if to the Banks, at the address set forth for the Banks in the Credit Agreement, or at such other address as any party may designate in writing in accordance with the provisions hereof.

         13. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF TRIAL BY JURY. This Guaranty is intended to take effect as a sealed instrument and shall be governed by, and construed in accordance with the laws of the State of New York. The Guarantor agrees that any suit for the enforcement of this Guaranty may be brought in the courts of the State of New York or any Federal Court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Guarantor by mail at the address of the Company specified in 21 of the Credit Agreement. The Guarantor hereby waives any objection that it may now or hereafter have the venue of any such suit or any such court or that such suit was brought in an inconvenient court. The Guarantor hereby waives all rights to trial by jury in any action, suit, proceeding or counterclaim arising out of or relating to this Guaranty or any other agreement, instrument or other document executed in connection therewith.


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         14.     MISCELLANEOUS.  This Guaranty constitutes the entire agreement of the Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of the Obligations. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions.

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered by its duly authorized officer as of the date first written above.

                                                   XTRA CORPORATION


                                                   By:  /s/ MICHAEL J. SOJA
                                                   Title: Vice President
                                                          Finance and Treasurer

                                                   Address: 60 State Street
                                                   Boston, Massachusetts 02109



                                                   Accepted and agreed to:

                                                   FIRST UNION NATIONAL BANK OF
                                                   NORTH CAROLINA


                                                   By: /s/ SCOTT SHANNON
                                                   Title: Vice President


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
                              CONSENT OF GUARANTOR

                          Dated as of January 14, 1994


         Reference is made to the Amended and Restated Revolving Credit and Term Loan Agreement dated as of the date hereof (the "Amended and Restated Credit Agreement") among XTRA, INC., a Maine corporation (the "Company"), CONTINENTAL BANK N.A. ("Continental"), NATIONAL WESTMINSTER BANK USA, a national banking association ("NatWest"), CORESTATES BANK, N.A., a national banking association ("CoreStates"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association ("Bank of America"), such other banks as may become parties to the Credit Agreement (as hereinafter defined) from time to time in accordance with the provisions thereof and CONTINENTAL BANK N.A., as Agent (the "Agent"). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Amended and Restated Credit Agreement.

         The undersigned party (the "Guarantor") hereby consents to the execution, delivery and performance of the Amended and Restated Credit Agreement and agrees that the Guaranty, dated as of October 2, 1992, of the Guarantor in favor of the Banks is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the date hereof, (i) each reference in such Guaranty to the "Credit Agreement", "thereunder", "thereof", "therein", and words of like import referring to the Revolving Credit and Term Loan Agreement, dated as of October 2, 1992 (the "Credit Agreement") as amended by the First Amendment to the Credit Agreement, dated as of November 25, 1992, as further amended by the Second Amendment to the Credit Agreement, dated as May 27, 1993, as further amended by, the Third Amendment to the Credit Agreement, dated September 30, 1993, as further amended by the Fourth Amendment to Credit Agreement, dated September 30, 1993, shall mean and be a reference to the Amended and Restated Credit Agreement.

         This Consent shall be governed by, and construed in accordance with, the laws of the State of Illinois.

                                                   XTRA CORPORATION



                                                   By: /s/ JAMES R. LAJOIE
                                                   Title: Vice President


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